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                                ARTHUR ANDERSEN LLP





                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     -----------------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-65437 for Royal Life Insurance Company of America Separate Account Two on Form S-6.



                                          /s/ Arthur Andersen LLP



Hartford, Connecticut
April 12, 1999